UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 17, 2014

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Denbigh Lane Radnor, PA 19087
(Address and zip code of principal executive offices)

(610) 216-0057
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03
Bankruptcy or Receivership.

(a).  Auction Sale of the Assets of the Company.

The information set forth in the Company’s Current Report on Form 8-K, dated January 8, 2014 is incorporated herein by reference.

On January 15, 2014, the United States Bankruptcy Court for the Eastern District of Pennsylvania entered an Order (i) authorizing the sale (the “Sale”) of substantially all of the assets of the Company (the “Assets”) to Skinny Nutritional LLC (the “Purchaser”), free and clear of liens, claims, encumbrances and interests, pursuant to an Asset Purchase Agreement, dated as of November 15, 2013 (the “Asset Purchase Agreement”); (ii) approved the terms of the Asset Purchase Agreement; (iii) authorized the assumption by the Company and the assignment to the Purchaser of certain contracts of the Company; and (iv) granted certain related relief.

The Asset Purchase Agreement provides that the Assets will be sold to the Purchaser on an “as is” “where is” basis, without express or implied warranties, for a purchase price of $1,500,000, less the outstanding amount of debtor-in-possession (‘DIP”) financing provided to the Company by the Purchaser, and subject to adjustment, as more particularly set forth in the Asset Purchase Agreement.  As of January 15, 2014, the Company owes the Purchaser approximately $131,000.00, for DIP financing (which amount includes the $100,000.00 LiDestri Deposit).

In its Order, the Bankruptcy Court made findings of fact that (i) the Company had adequately marketed the Company’s Assets; (ii) the purchase price of the Assets set forth in the Asset Purchase Agreement constituted the highest and otherwise best offer for the Assets and provided fair and reasonable consideration therefor; (iii) the Sale will provide a greater recovery for the Company’s creditors than would be provided by any other practical available alternative; (iv) no other party had offered to purchase the Acquired Assets for greater economic value to the Company; and (v) the consideration to be paid by the Purchaser under the Asset Purchase Agreement constituted reasonably equivalent value and fair consideration for the Assets.  The Bankruptcy Court further found that the consummation of the Sale of the Assets to the Purchaser were in the best interest of the Company, its creditors, estate and other parties in interest, and that the transfer of the Assets to the Purchaser will vest in the Purchaser all right title and interest in and to the Assets, free and clear of all claims and debts against the Company, other than Permitted Encumbrances (as defined in the Asset Purchase Agreement) and liabilities assumed by the Purchaser, all of which shall attach to the proceeds of the Sale.

The Bankruptcy Court’s Order provides that, except as otherwise provided in the Asset Purchase Agreement, all persons and entities, including all debt and equity holders, governmental authorities, lenders, trade and other creditors, holding claims against the Company, except for Permitted Encumbrances and liabilities assumed by the Purchaser, arising under or out of, in connection with, or in any way relating to, the Company or the Assets are forever barred from asserting such claims against the Purchaser or the Assets.

A copy of the Order of Bankruptcy Court approving the Sale of theAssets is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Order of Bankruptcy Court approving Sale of Assets

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

	By:	/s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: January 17, 2014